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                                                                     Exhibit 5.1


                       [Mayer, Brown & Platt Letterhead]


                                December 8, 2000


iPCS, Inc.
1900 East Golf Road, Suite 900
Schaumburg, Illinois 60173

Ladies and Gentlemen:

     We have acted as counsel to iPCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, Registration Number 333-47682 (the "Registration Statement"), filed on October 10, 2000 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the resale of up to 300,000 warrants to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company by certain holders named in the prospectus, filed as part of the Registration Statement, and in any supplement thereto and (ii) the issuance of up to 2,982,699 shares of Common Stock (the "Warrant Shares") upon exercise of such warrants.

     The warrants (the "Warrants") were issued pursuant to a Warrant Agreement dated as of July 12, 2000 (the "Warrant Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Warrant Agent.

     We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. The Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, regardless of whether enforcement is sought in a proceeding at law or in equity.

     2. The Company has duly authorized the Warrant Shares to be issued upon exercise of the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares will have been validly issued and will be fully paid and non-assessable.
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iPCS, Inc.
1900 East Golf Road, Suite 900
Schaumburg, Illinois 60173
December 8, 2000

     We are qualified to practice law in the State of Illinois and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Illinois, the general corporate laws of the State of Delaware and the federal laws of the United States of America. In rendering our opinions with respect to the Warrants and the Warrant Shares, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Illinois. We express no opinion concerning federal or state securities laws.

     This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                         Sincerely,

                                         /s/ Mayer, Brown & Platt

                                         MAYER, BROWN & PLATT